Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FAT SHARK HOLDINGS, LTD.

AMENDED SECURED PROMISSORY NOTE

US $1,753,000	November 2, 2020

FOR VALUE RECEIVED, Fat Shark Holdings, Ltd., a Cayman Islands Exempted Company (the “Company”), promises to pay to Greg French, or his permitted assigns (“Purchaser”), in lawful money of the United States of America the principal sum of One Million Seven Hundred Fifty Three Thousand Dollars ($1,753,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Secured Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to three (3%) percent per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) November 1, 2023 (the “Maturity Date”), (ii) when specified in Section 1(c) in connection with a Put Prepayment (as defined below) or (iii) when, upon the acceleration of an Event of Default after giving effect to any applicable grace periods, such amounts are declared due and payable by Purchaser or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is the “Secured Note” issued pursuant to the Share Purchase Agreement (as defined below). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A FLOATING CHARGE (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF PURCHASER. ADDITIONAL RIGHTS OF PURCHASER ARE SET FORTH IN THE SECURITY AGREEMENT.

Notwithstanding any contrary provision set forth herein or in the Purchase Agreement, the Secured Party acknowledges that the Note is issued upon the simultaneous cancellation and in replacement of the indebtedness of Company to PURCHASER pursuant to the Purchase Agreement.

The following is a statement of the rights of Purchaser and the conditions to which this Note is subject, and to which Purchaser, by the acceptance of this Note, agrees:

1.              Payments.

(a)            Interest. Accrued interest on this Note shall be payable at maturity.

(b)            Voluntary Prepayment. The Company may prepay this Note at any time, in whole or in part, without penalty or premium.

(c)            Purchaser Put Prepayment. At any time following a Qualified Financing or Change of Control, unless Purchaser shall have previously sold at least One million ($1,000,000) of Stock Consideration, until the Maturity Date, Purchaser, at the sole election of the Purchaser and only if specified by the Purchaser to Parent in a writing given in accordance with Section 5(c) (the “Put Notice”), shall have the right to require the Company to repay, in lawful money of the United States of America and immediately available funds, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable under the Note then outstanding (the “Put Prepayment”) up to the amount that shall equal twenty-five (25%) percent of the net proceeds of the Qualified Financing. Upon Purchaser’s election of a Put Prepayment, the Company shall repay the Note pursuant to this Section 1(c) within thirty (30) days from the date the Put Notice is given by the Purchaser to the Parent (as determined pursuant to Section 5(c)). For purposes hereof, a “Change of Control” shall mean the date of the consummation of a merger, reorganization or consolidation of the Parent or any Subsidiary with any other corporation that has been approved by the stockholders of the Parent or such Subsidiary, by means of any transaction or series of related transactions, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty (50%) percent of the total voting power represented by the voting securities of such company or such surviving entity outstanding immediately after such merger or consolidation or a transaction or series of related transactions undertaken for the purpose of changing the jurisdiction of incorporation of Company; or the date of the consummation of the sale or disposition of all or substantially all of such Company’s assets.

2.     Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)            Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this on the date due and such payment shall not have been made within ten (10) business days of the Company’s receipt of written notice from Purchaser of such failure to pay; or

(b)            Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement in any material respect contained in this Note or the Security Agreement (other than those specified in Section 2(a)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure; or

(c)            Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Parent to Purchaser in writing in connection with this Note, including, without limitation, the representations and warranties of the Parent in the Purchase Agreement, or as an inducement to Purchaser to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)            Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e)            Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

3.              Rights of Purchaser upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(d) or 2(e)) and at any time thereafter during the continuance of such Event of Default, Purchaser may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(d) or 2(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Purchaser may exercise any other right, power or remedy granted to it by the Security Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.              Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person or a member of such Person’s immediate family; or, if such Person is a partnership or a limited liability company, any general partner or managing member, as applicable, of such Person or a Person controlling any such general partner or managing member. For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Event of Default” has the meaning given in Section 2 hereof.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Purchaser of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the Security Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of the date hereof, by and among the Seller, the Companies, Buyer and Parent (as defined in the Purchase Agreement).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” has the meaning given in the introductory paragraphs to this Note.

“Share Charge Agreements” shall mean the Share Charge Agreements, each dated as of the date hereof, by and among Purchaser, and the Company concerning the shares of Fat Shark Tech. LTD., a Cayman Islands Exempted Company (“Trading”), and Fat Shark Technology SEZC, a Cayman Islands Special Economic Zone Company (“Tech”) wholly owned by the Company.

5.              Miscellaneous.

(a)            Successors and Assigns; Transfer of this Note; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i)         Subject to the restrictions on transfer described in this Section  5(a), the rights and obligations of the Company and Purchaser shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)         With respect to any offer, sale or other disposition of this Note to any Person other than an Affiliate of Purchaser, Purchaser will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Purchaser’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Purchaser that Purchaser may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section  5(a) that the opinion of counsel for Purchaser, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Purchaser promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding the foregoing, Purchaser may transfer the Note to an Affiliate of Purchaser.

(iii)         Subject to Section 5(a)(ii), transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iv)         Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Purchaser.

(b)            Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Purchaser.

Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed, emailed or delivered to each party as follows: (i) if to Purchaser, at Red Cat Holdings, Inc., 370 Harbour Drive, Palmas del Mar, Humacao, PR 00791 (833) 373-3228, jeff@redcat.red (Att: Jeffrey Thompson CEO) with a copy to Law Office of Harvey J. Kesner, 500 Fifth Avenue, Suite 938, New York, NY 10036 telephone (646) 678-2543 email (pdox74@gmail.com) or at such other address as Purchaser shall have furnished the Company in writing, or (ii) if to the Company, to ) if to the Company, to Allan Evans, Chief Executive Officer and Chief Financial Officer at Cayman Enterprise City, 90 North Church Street, George Town, Grand Cayman, Cayman Islands, P.O Box CEC 30 Grand Cayman, KY1-9012, with a copy to HSM Corporate Services Ltd., 68 Fort Street, George Town, Grand Cayman KY1-1207, Cayman Islands, Telephone:  345-815-7355 Att: Lisa Shemwell and Red Cat Holdings, Inc., 370 Harbour Drive, Palmas del Mar, Humacao, PR 00791 (833) 373-3228, jeff@redcat.red (Att: Jeffrey Thompson CEO)with a copy to Law Office of Harvey J. Kesner, 500 Fifth Avenue, Suite 938, New York, NY 10036 telephone (646) 678-2543 email (pdox74@gmail.com), or at such other address as the Company shall have furnished to Purchaser in writing. All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (ii) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (d) when faxed or emailed, upon receipt.

(c)            Payment. Payment shall be made in lawful tender of the United States.

(d)            Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e)            Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all reasonable and documented costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(f)             Governing Law; Venue. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. Each of Purchaser and the Company irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States located in the City of Wilmington, State of Delaware, in respect of any dispute arising from the subject matter hereof.

(g)            Waiver of Jury Trial. By acceptance of this Note, Purchaser hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or the Purchase Agreement.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

FAT SHARK HOLDINGS, LTD.

By:

Name: Allan Evans

Title: Chief Executive Officer

Address: Cayman Enterprise City, 90 North Church Street, George Town, Grand Cayman, Cayman Islands, P.O Box CEC 30 Grand Cayman, KY1-9012